Exhibit 99.1

TIPTREE ANNOUNCES THIRD QUARTER 2024 RESULTS
Greenwich, Connecticut - October 30, 2024 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and nine months ended September 30, 2024.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share information)	2024	2023	2024	2023
Total revenues	$494,362	$416,514	$1,539,256	$1,202,657
Net income (loss) attributable to common stockholders	$11,915	$2,153	$33,816	$7,080
Diluted earnings per share	$0.29	$0.04	$0.83	$0.18
Cash dividends paid per common share	$0.06	$0.05	$0.18	$0.15
Return on average equity	10.6%	2.2%	10.3%	2.4%

Non-GAAP: (1)
Adjusted net income	$27,872	$17,874	$72,827	$48,063
Adjusted return on average equity	24.8%	17.9%	22.1%	16.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented after the impacts of non-controlling interests.

Third Quarter 2024 Summary

•Revenues of $494.4 million for the quarter, an increase of 18.7% from Q3'23, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues increased 17.2%.

•Net income of $11.9 million compared to a net income of $2.2 million in Q3'23, driven by growth in our insurance business.

•Adjusted net income of $27.9 million increased by 55.9% from $17.9 million in Q3'23, driven by growth in insurance revenues while maintaining a consistent combined ratio. Annualized adjusted return on average equity was 24.8% for the quarter, as compared to 17.9% in Q3'23.

•Declared a dividend of $0.06 per share to stockholders of record on November 18, 2024 with a payment date of November 25, 2024.

Year-to-date 2024 Summary

•Year-to-date revenues of $1.54 billion, an increase of 28.0% from 2023, driven by growth in specialty insurance lines, net investment income, investment gains, and mortgage revenues. Excluding investment gains and losses, revenues increased 25.8%.

•Net income of $33.8 million compared to net income of $7.1 million in 2023, driven by growth in our insurance business and improved mortgage operations.

•Adjusted net income of $72.8 million increased by 51.5% from $48.1 million in 2023. Adjusted return on average equity was 22.1% for the year, as compared to 16.2% in 2023.

•In March and April 2024, Tiptree, Warburg and Fortegra directors contributed $30.0 million, $9.9 million, and $0.1 million, respectively, to Fortegra in exchange for Fortegra Common Stock. As of September 30, 2024, Fortegra was owned approximately 79.3% by Tiptree, 17.7% by Warburg and 3.0% by management and directors of Fortegra, before giving effect to the exercise of outstanding warrants and management options and the conversion of outstanding preferred stock.

Segment Financial Highlights - Third Quarter 2024

Insurance (The Fortegra Group):

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Gross written premiums and premium equivalents	$776,847	$686,509	$2,216,323	$2,023,730
Net written premiums	$389,273	$333,921	$1,073,321	$935,639
Total revenues	$481,013	$406,779	$1,489,711	$1,159,900
Income before taxes	$47,209	$35,722	$135,270	$85,584
Return on average equity	24.3%	27.5%	25.1%	22.9%
Combined ratio	90.2%	90.2%	90.2%	90.5%

Non-GAAP: (1)
Adjusted net income (before NCI)	$40,042	$30,043	$114,491	$83,101
Adjusted return on average equity	27.7%	31.2%	28.8%	30.3%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Gross written premiums and premium equivalents of $776.8 million for the quarter, an increase of 13.2%, and $2.22 billion for the year, an increase of 9.5%, driven by growth in specialty E&S insurance lines.

•Net written premiums were $389.3 million for the quarter, an increase of 16.6%, and $1.07 billion for the year, an increase of 14.7%. The increases in both periods were consistent with the growth in gross written premiums and premium equivalents and increased retention on Fortegra’s whole account quota share reinsurance agreement.

•Revenues increased 18.2% for the quarter and 28.4% for the year driven by premium growth in specialty E&S and admitted lines. Excluding the impact of investment gains and losses, revenues increased by 17.2% for the quarter and 26.6% for the year.

•The combined ratio for the quarter was 90.2%, flat to Q3’23, reflecting the consistent underwriting performance and scalability of the Company’s operations. Year-to-date combined ratio was 90.2%, as compared to 90.5% in 2023.

•Income before taxes was $47.2 million for the quarter, an increase of 32.2%. Year-to-date income before taxes was $135.3 million, an increase of 58.1%. Annualized after-tax return on average equity for the year was 25.1%, compared to 22.9% in 2023.

•Adjusted net income for the quarter of $40.0 million, up 33.3% from Q3'23. Year-to-date adjusted net income of $114.5 million, up 37.8%. Annualized adjusted return on average equity for the year was 28.8%, compared to 30.3% in 2023.

•Fortegra’s total stockholders’ equity was $606.4 million as of September 30, 2024, compared to $452.6 million as of December 31, 2023, with the increase driven by net income and the aggregate capital contribution from Tiptree, Warburg and Fortegra directors of $40 million, and a decrease in the accumulated other comprehensive loss position.

Tiptree Capital:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Total revenues	$13,349	$9,735	$49,545	$42,757
Income before taxes	$(2,692)	$(6,135)	$1,794	$(4,491)
Return on average equity	(9.0)%	(10.4)%	0.8%	(3.2)%

Non-GAAP: (1)
Adjusted net income	$1,401	$(322)	$2,101	$248
Adjusted return on average equity	4.9%	(0.7)%	1.9%	0.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital loss before taxes was $2.7 million for the quarter, compared to a loss of $6.1 million in Q3'23, driven by unrealized investment losses. For the year, income before taxes was $1.8 million, compared to a loss of $4.5 million in 2023, with the comparative improvement driven by gains on securities in the Company’s investment holdings and a reduction of investment losses on Invesque.

•Mortgage loss before taxes was $0.1 million for the quarter, as compared to an income of $0.4 million in Q3'23, and an income of $1.2 million for the year, as compared to a loss of $0.9 million in 2023, driven by higher origination volumes and loan servicing fees, partially offset by unrealized losses on our mortgage servicing asset.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $7.7 million compared to $8.4 million in Q3'23 driven by decreased professional fees, lease and insurance expense.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, October 31, 2024 at 10:30 a.m. Eastern Time to discuss its Q3 2024 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, October 31, 2024 at 1:30 p.m. Eastern Time, until midnight Eastern on Thursday, November 7, 2024. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13748819.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	September 30, 2024	December 31, 2023
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$1,010,067	$802,609
Loans, at fair value	81,816	69,556
Equity securities	95,330	68,308
Other investments	59,250	111,088
Total investments	1,246,463	1,051,561
Cash and cash equivalents	396,187	468,711
Restricted cash	108,183	23,850
Notes and accounts receivable, net	789,624	684,608
Reinsurance recoverable	932,656	953,886
Prepaid reinsurance premiums	978,149	900,524
Deferred acquisition costs	570,923	565,746
Goodwill	208,565	206,155
Intangible assets, net	108,482	118,757
Other assets	166,501	165,515
Total assets	$5,505,733	$5,139,313

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$388,523	$402,411
Unearned premiums	1,709,966	1,695,058
Policy liabilities and unpaid claims	1,192,857	844,848
Deferred revenue	692,389	673,085
Reinsurance payable	458,610	543,602
Other liabilities and accrued expenses	407,188	403,744
Total liabilities	$4,849,533	$4,562,748

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,789,571 and 36,756,187 shares issued and outstanding, respectively	37	37
Additional paid-in capital	389,275	382,239
Accumulated other comprehensive income (loss), net of tax	(15,171)	(26,073)
Retained earnings	87,805	60,663
Total Tiptree Inc. stockholders’ equity	461,946	416,866
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	116,575	82,020
Total non-controlling interests	194,254	159,699
Total stockholders’ equity	656,200	576,565
Total liabilities and stockholders’ equity	$5,505,733	$5,139,313

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Earned premiums, net	$359,496	$291,293	$1,105,273	$826,418
Service and administrative fees	95,362	100,146	311,696	290,291
Ceding commissions	3,716	2,440	11,525	10,761
Net investment income	9,111	5,416	22,250	19,613
Net realized and unrealized gains (losses)	8,316	1,457	36,518	12,459
Other revenue	18,361	15,762	51,994	43,115
Total revenues	494,362	416,514	1,539,256	1,202,657
Expenses:
Policy and contract benefits	203,442	153,966	645,081	443,375
Commission expense	154,005	153,744	484,232	442,893
Employee compensation and benefits	52,335	45,663	151,438	130,844
Interest expense	7,614	6,716	23,919	20,225
Depreciation and amortization	5,395	6,347	16,254	17,475
Other expenses	34,790	28,937	111,206	94,857
Total expenses	457,581	395,373	1,432,130	1,149,669
Income (loss) before taxes	36,781	21,141	107,126	52,988
Less: provision (benefit) for income taxes	16,308	12,273	48,799	29,119
Net income (loss)	20,473	8,868	58,327	23,869
Less: net income (loss) attributable to non-controlling interests	8,558	6,715	24,511	16,789
Net income (loss) attributable to common stockholders	$11,915	$2,153	$33,816	$7,080

Net income (loss) per common share:
Basic earnings per share	$0.32	$0.06	$0.91	$0.19
Diluted earnings per share	$0.29	$0.04	$0.83	$0.18

Weighted average number of common shares:
Basic	36,789,571	36,749,199	36,781,408	36,672,120
Diluted	37,818,491	37,684,131	37,784,637	37,569,405

Dividends declared per common share	$0.06	$0.05	$0.18	$0.15

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended September 30, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$47,209	$(89)	$(2,603)	$(7,736)	$36,781
Less: Income tax (benefit) expense	(12,114)	32	104	(4,330)	(16,308)
Less: Net realized and unrealized gains (losses) (1)	(2,218)	1,877	2,764	—	2,423
Plus: Intangibles amortization (2)	3,859	—	—	—	3,859
Plus: Stock-based compensation expense	4,195	—	—	1,762	5,957
Plus: Non-recurring expenses (3)	119	—	—	—	119
Plus: Non-cash fair value adjustments (4)	946	—	—	—	946
Plus: Impact of tax deconsolidation of Fortegra(5)	—	—	—	5,907	5,907
Less: Tax on adjustments (6)	(1,954)	(461)	(223)	(860)	(3,498)
Adjusted net income (before NCI)	$40,042	$1,359	$42	$(5,257)	$36,186
Less: Impact of non-controlling interests	(8,314)	—	—	—	(8,314)
Adjusted net income	$31,728	$1,359	$42	$(5,257)	$27,872

Adjusted net income (before NCI)	$40,042	$1,359	$42	$(5,257)	$36,186
Average stockholders’ equity	$577,776	$53,272	$59,943	$(53,856)	$637,135
Adjusted return on average equity (7)	27.7%	10.2%	0.3%	NM%	22.7%

	Three Months Ended September 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$35,722	$359	$(6,494)	$(8,446)	$21,141
Less: Income tax (benefit) expense	(9,261)	(76)	1,179	(4,115)	(12,273)
Less: Net realized and unrealized gains (losses) (1)	1,616	(788)	6,625	—	7,453
Plus: Intangibles amortization (2)	4,878	—	—	—	4,878
Plus: Stock-based compensation expense	717	—	—	1,246	1,963
Plus: Non-recurring expenses (3)	113	—	—	—	113
Plus: Non-cash fair value adjustments (4)	(2,447)	—	—	—	(2,447)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	4,396	4,396
Less: Tax on adjustments (6)	(1,295)	178	(1,305)	1,231	(1,191)
Adjusted net income (before NCI)	$30,043	$(327)	$5	$(5,688)	$24,033
Less: Impact of non-controlling interests	(6,159)	—	—	—	(6,159)
Adjusted net income	$23,884	$(327)	$5	$(5,688)	$17,874

Adjusted net income (before NCI)	$30,043	$(327)	$5	$(5,688)	$24,033
Average stockholders’ equity	$385,266	$53,939	$139,786	$(34,169)	$544,822
Adjusted return on average equity (7)	31.2%	(2.4)%	—%	NM%	17.6%

	Nine Months Ended September 30, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$135,270	$1,192	$602	$(29,938)	$107,126
Less: Income tax (benefit) expense	(35,604)	(244)	(704)	(12,247)	(48,799)
Less: Net realized and unrealized gains (losses) (1)	(7,582)	428	726	—	(6,428)
Plus: Intangibles amortization (2)	11,557	—	—	—	11,557
Plus: Stock-based compensation expense	5,999	—	—	7,190	13,189
Plus: Non-recurring expenses (3)	3,455	—	—	—	3,455
Plus: Non-cash fair value adjustments (4)	6,018	—	—	—	6,018
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	16,729	16,729
Less: Tax on adjustments (6)	(4,622)	(145)	246	(1,752)	(6,273)
Adjusted net income (before NCI)	$114,491	$1,231	$870	$(20,018)	$96,574
Less: Impact of non-controlling interests	(23,747)	—	—	—	(23,747)
Adjusted net income	$90,744	$1,231	$870	$(20,018)	$72,827

Adjusted net income (before NCI)	$114,491	$1,231	$870	$(20,018)	$96,574
Average stockholders’ equity	$529,486	$52,771	$91,263	$(57,137)	$616,383
Adjusted return on average equity (7)	28.8%	3.1%	1.3%	NM%	20.9%

	Nine Months Ended September 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$85,584	$(894)	$(3,597)	$(28,105)	$52,988
Less: Income tax (benefit) expense	(22,936)	231	419	(6,833)	(29,119)
Less: Net realized and unrealized gains (losses) (1)	10,602	(933)	5,885	—	15,554
Plus: Intangibles amortization (2)	12,667	—	—	—	12,667
Plus: Stock-based compensation expense	1,238	—	—	5,032	6,270
Plus: Non-recurring expenses (3)	2,476	—	—	—	2,476
Plus: Non-cash fair value adjustments (4)	(2,611)	—	—	—	(2,611)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	10,210	10,210
Less: Tax on adjustments (6)	(3,919)	207	(1,070)	1,468	(3,314)
Adjusted net income (before NCI)	$83,101	$(1,389)	$1,637	$(18,228)	$65,121
Less: Impact of non-controlling interests	(17,058)	—	—	—	(17,058)
Adjusted net income	$66,043	$(1,389)	$1,637	$(18,228)	$48,063

Adjusted net income (before NCI)	$83,101	$(1,389)	$1,637	$(18,228)	$65,121
Average stockholders’ equity	$365,375	$54,411	$103,332	$15,456	$538,574
Adjusted return on average equity (7)	30.3%	(3.4)%	2.1%	NM%	16.1%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended September 30, 2024.
(3)
For the three and nine months ended September 30, 2024 and 2023, included in other expenses were expenses related to legal and other expenses associated with preparation of the registration statement for the withdrawn Fortegra initial public offering in 2024 and acquisitions of services businesses in 2023.

(4)
For the three and nine months ended September 30, 2024 and 2023, non-cash fair-value adjustments represent a change in fair value of the Fortegra Additional Warrant liability which are added-back to adjusted net income.

(5)
For the three and nine months ended September 30, 2024 and 2023, included in the adjustment is an add-back of $5.9 million and $16.7 million, respectively, and $4.4 million and $10.2 million, respectively, related to deferred tax expense from the WP Transaction.

(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.
(7)
Total Adjusted return on average equity after non-controlling interests was 24.8% and 17.9% for the three months ended September 30, 2024 and 2023, respectively, based on $27.9 million and $17.9 million of Adjusted net income over $449.2 million and $399.0 million of average Tiptree Inc. stockholders’ equity. Total Adjusted return on average equity after non-controlling interests was 22.1% and 16.2% for the nine months ended September 30, 2024 and 2023, respectively, based on $72.8 million and $48.1 million of Adjusted net income over $439.4 million and $396.7 million of average Tiptree Inc. stockholders’ equity.